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                                                                    EXHIBIT 23.3

                               CONSENT OF EXPERTS


    We consent to the reference to our firm under the caption, "Experts", with respect to the sections entitled "Risk Factors--Uncertain Ability to Practice Technology"; "Risk Factors--Litigation," "Business--Ability to Practice Technology"; "Business--Litigation"; and "Business--Patents and Proprietary Technology" in the Registration Statement on Form S-1 of Vysis, Inc.


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
                                                         McCutchen, Doyle, Brown & Enersen, L.L.P.

                                              By:        /s/ WILLIAM E. THOMSON, JR.
                                                         --------------------------------------
                                                         William E. Thomson, Jr.
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Los Angeles, California
January 30, 1998